EXHIBIT 32.1

                                  CERTIFICATION

         Pursuant to Section  906 of the Public  Company  Accounting  Reform and
Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), William B. Heye, the Chief Executive Officer of SBE, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the three months ended July 31, 2003, to which this Certification is attached as Exhibit
         99.1 (the "Periodic  Report"),  fully complies with the requirements of
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   September 11, 2003

/s/ William B. Heye Jr.
--------------------------------------------
William B. Heye Jr.
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to SBE, Inc. and will be retained by SBE, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.